Exhibit 99.1

CVR Partners Reports Fourth Quarter and Full-Year 2023 Results
and Announces a Cash Distribution of $1.68

•Declared a fourth quarter 2023 cash distribution of $1.68 per common unit, bringing the cumulative cash distributions declared for 2023 to $17.80 per common unit.
•Achieved a combined ammonia utilization rate of 100 percent for the full-year 2023.

SUGAR LAND, Texas (February 20, 2024) – CVR Partners, LP (“CVR Partners” or the “Partnership”) (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced net income of $10 million, or 94 cents per common unit, on net sales of $142 million for the fourth quarter of 2023, compared to net income of $95 million, or $9.02 per common unit, on net sales of $212 million for the fourth quarter of 2022. EBITDA was $38 million for the fourth quarter of 2023, compared to EBITDA of $122 million for the fourth quarter of 2022.

CVR Partners had net income of $172 million, or $16.31 per common unit, on net sales of $681 million for full-year 2023, compared to net income of $287 million, or $27.07 per common unit, on net sales of $836 million for full-year 2022. EBITDA for full-year 2023 was $281 million, compared to EBITDA of $403 million for full-year 2022.

“CVR Partners reported solid operating results for the full-year 2023 driven by safe, reliable operations, with a combined ammonia production rate of 100 percent for the year,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner. “Fall application ammonia demand was one of the strongest we have experienced in recent years.

“Looking ahead, we expect nitrogen fertilizer demand to be strong for the spring planting season with attractive farmer economics,” Pytosh said. “In addition, the Partnership is proud to have declared cumulative cash distributions of $17.80 per common unit during 2023.”

Consolidated Operations

CVR Partners’ fertilizer facilities produced a combined 205,000 tons of ammonia during the fourth quarter of 2023, of which 75,000 net tons were available for sale, while the rest was upgraded to other fertilizer products, including 306,000 tons of UAN. During the fourth quarter of 2022, the fertilizer facilities produced a combined 210,000 tons of ammonia, of which 75,000 net tons were available for sale, while the remainder was upgraded to other fertilizer products, including 308,000 tons of UAN.

For the fourth quarter of 2023, CVR Partners’ average realized gate prices for UAN declined by 47 percent to $241 per ton and ammonia declined by 52 percent to $461 per ton when compared to the fourth quarter of 2022. Average realized gate prices for UAN and ammonia were $455 per ton and $967 per ton, respectively, for the fourth quarter of 2022.

CVR Partners’ fertilizer facilities produced a combined 864,000 tons of ammonia for full-year 2023, of which 270,000 net tons were available for sale, while the rest was upgraded to other fertilizer products, including 1,369,000 tons of UAN. For full-year 2022, the fertilizer facilities produced a combined 703,000 tons of ammonia, of which 213,000 net tons were available for sale, while the remainder was upgraded to other fertilizer products, including 1,140,000 tons of UAN.

For full-year 2023, the average realized gate price for UAN declined by 36 percent to $309 per ton and ammonia declined 44 percent to $573 per ton when compared to full-year 2022. Average realized gate prices for UAN and ammonia were $486 per ton and $1,024 per ton, respectively, for full-year 2022.

Capital Structure

On September 26, 2023, CVR Partners and certain of its subsidiaries entered into Amendment No. 1 to the Credit Agreement, which amended that certain Credit Agreement, dated as of September 30, 2021 (as amended, the “ABL Credit Facility”), to, among other things, (i) increase the aggregate principal amount available under the credit facility by an additional $15.0 million to a total of $50.0 million in the aggregate, with an incremental facility of an additional $15.0 million in the aggregate subject to additional lender commitments and certain other conditions, and (ii) extend the maturity date by an additional four years to September 26, 2028. The proceeds of the ABL Credit Facility may be used to fund working capital and capital expenditures and for other general corporate purposes.

Distributions

CVR Partners announced that the Board declared a fourth quarter 2023 cash distribution of $1.68 per common unit, which will be paid on March 11, 2024, to common unitholders of record as of March 4, 2024.

CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, use of cash and cash reserves deemed necessary or appropriate by the Board.

Fourth Quarter 2023 Earnings Conference Call

CVR Partners previously announced that it will host its fourth quarter and full-year 2023 Earnings Conference Call on Wednesday, February 21, at 11 a.m. Eastern. This Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The fourth quarter and full-year 2023 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/ep887atw. A repeat of the call can be accessed for 14 days by dialing (877) 660-6853, conference ID 13744070.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

2023 K-1 Tax Packages
The timing of the availability of CVR Partners’ K-1 tax packages for 2023 is dependent upon actions of the U.S. Congress and the Biden administration with regard to the passage, or not, of the recently proposed H.R. 7024 legislation. The legislation as currently proposed includes changes in tax law which would be applied retroactively to the 2023 tax year. As currently written, certain provisions in H.R. 7024 would lower CVR Partners’ taxable income for 2023, compared to existing tax law. Barring any changes in tax law, CVR Partners’ K-1 tax packages, including all information to fiduciaries for common units owned in tax exempt accounts, could be made available online through https://www.taxpackagesupport.com/cvrpartners on or before March 8, 2024, and the mailing of the tax packages would be completed shortly thereafter. Should Congress and the Biden administration’s consideration of H.R. 7024 materially impact this timeline, we expect to issue a press release to update our investors on the timing of the availability of the K-1 tax packages.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; net income and net sales; EBITDA and adjusted EBITDA; drivers of our results; utilization and production rates; nitrogen fertilizer pricing and demand; farmer economics; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; use of proceeds under our credit facility; distributions associated with our 45Q transaction, including the timing and amount thereof; carbon capture and decarbonization initiatives; planted corn acres; ability to generate free cash flow; distributions, including the timing, payment and amount (if any) thereof; global fertilizer industry conditions; grain prices; crop inventory levels; purchases under our unit repurchase program (if any), including the timing, pricing and amount or termination thereof; direct operating expenses; capital expenditures; depreciation and amortization; turnaround expense and timing; cash reserves; inventories and adjustments thereto; any exploration of a potential spin-off involving our general partner and the limited partner interests owned by CVR Energy and its affiliates, including the approval, timing, benefits, costs and risks associated therewith; impacts of any pandemic, including the duration thereof; labor supply shortages, difficulties, disputes or strikes, including the impact thereof; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of any pandemic, impacts of the planting season on our business, general economic and business conditions, political disturbances, geopolitical instability and tensions, impacts of plant outages and weather events, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit.

Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

For further information, please contact:

Investor Relations:
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations:
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures we present for the three and twelve months ended December 31, 2023 and 2022:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.

We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Factors Affecting Comparability of Our Financial Results

Major Scheduled Turnaround Activities

Our results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future due to expenses incurred as part of planned turnarounds. We incurred turnaround expenses of $2 million and $33 million during the years ended December 31, 2023 and 2022, respectively. The next planned turnarounds are currently scheduled to take place in 2025 at the Coffeyville Facility and in 2026 at the East Dubuque Facility.

CVR Partners, LP
(unaudited)
Consolidated Statement of Operations Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per unit data)	2023	2022	2023	2022
Net sales (1)	$141,619	$212,233	$681,477	$835,584
Operating costs and expenses:
Cost of materials and other	33,385	30,602	134,377	130,913
Direct operating expenses (exclusive of depreciation and amortization)	63,154	51,980	234,916	270,167
Depreciation and amortization	20,636	19,324	79,720	82,137
Cost of sales	117,175	101,906	449,013	483,217
Selling, general and administrative expenses	7,043	8,336	29,523	32,192
Loss (gain) on asset disposal	209	(3)	1,533	263
Operating income	17,192	101,994	201,408	319,912
Other income (expense):
Interest expense, net	(7,059)	(7,825)	(28,653)	(34,065)
Other income, net	54	952	(33)	1,114
Income before income tax expense	10,187	95,121	172,722	286,961
Income tax expense (benefit)	212	(245)	289	160
Net income	$9,975	$95,366	$172,433	$286,801

Basic and diluted earnings per common unit	$0.94	$9.02	$16.31	$27.07
Distributions declared per common unit	1.55	1.77	26.62	19.32

EBITDA*	$37,882	$122,270	$281,095	$403,163
Available cash for distribution*	17,752	110,987	188,193	259,735

Weighted-average common units outstanding:
Basic and diluted	10,570	10,570	10,570	10,593

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)Below are the components of net sales:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Components of net sales:
Fertilizer sales	$127,663	$200,551	$621,185	$789,548
Freight in revenue	10,341	8,258	42,096	34,770
Other	3,615	3,424	18,196	11,266
Total net sales	$141,619	$212,233	$681,477	$835,584

Selected Balance Sheet Data

(in thousands)	December 31, 2023	December 31, 2022
Cash and cash equivalents	$45,279	$86,339
Working capital	90,396	139,647
Total assets	975,332	1,100,402
Total debt, including current portion	547,308	546,800
Total liabilities	672,452	688,591
Total partners’ capital	302,880	411,811

Selected Cash Flow Data

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Net cash flows (used in) provided by:
Operating activities	$(17,863)	$(2,771)	$243,526	$301,464
Investing activities	(9,650)	(11,222)	(2,722)	(44,623)
Financing activities	(16,383)	(18,709)	(281,864)	(283,018)
Net decrease in cash and cash equivalents	$(43,896)	$(32,702)	$(41,060)	$(26,177)

Capital Expenditures

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Maintenance	$10,743	$2,141	$28,025	$40,793
Growth	241	51	1,056	653
Total capital expenditures	$10,984	$2,192	$29,081	$41,446

Key Operating Data

Ammonia Utilization (1)

	Three Months Ended December 31,		Year Ended December 31,
(percent of capacity utilization)	2023	2022	2023	2022
Consolidated	94%	96%	100%	81%

(1)Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and twelve months ended December 31, 2023 and 2022, respectively, and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Consolidated sales (thousands of tons):
Ammonia	98	77	281	195
UAN	320	261	1,395	1,144

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$461	$967	$573	$1,024
UAN	241	455	309	486

Consolidated production volume (thousands of tons):
Ammonia (gross produced) (2)	205	210	864	703
Ammonia (net available for sale) (2)	75	75	270	213
UAN	306	308	1,369	1,140

Feedstock:
Petroleum coke used in production (thousands of tons)	131	127	518	425
Petroleum coke (dollars per ton)	$77.09	$53.36	$78.14	$52.88
Natural gas used in production (thousands of MMBtus) (3)	2,033	2,088	8,462	6,905
Natural gas used in production (dollars per MMBtu) (3)	$2.95	$6.68	$3.42	$6.66
Natural gas in cost of materials and other (thousands of MMBtus) (3)	2,317	2,135	8,671	6,701
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.83	$6.30	$3.84	$6.37

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Ammonia — Southern plains (dollars per ton)	$634	$1,097	$558	$1,136
Ammonia — Corn belt (dollars per ton)	696	1,272	640	1,274
UAN — Corn belt (dollars per ton)	293	578	308	580

Natural gas NYMEX (dollars per MMBtu)	$2.92	$6.07	$2.67	$6.54

Q1 2024 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the first quarter of 2024. See “Forward-Looking Statements” above.

	Q1 2024
	Low	High
Ammonia utilization rates
Consolidated	86%	91%
Coffeyville	77%	82%
East Dubuque	95%	100%

Direct operating expenses (in millions) (1)	$52	$57
Total capital expenditures (in millions) (2)	$9	$13

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Available Cash for Distribution

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Net income	$9,975	$95,366	$172,433	$286,801
Interest expense, net	7,059	7,825	28,653	34,065
Income tax expense (benefit)	212	(245)	289	160
Depreciation and amortization	20,636	19,324	79,720	82,137
EBITDA and Adjusted EBITDA	$37,882	$122,270	$281,095	$403,163
Current (reserves) adjustments for operating activities (1)	(986)	(9,142)	(40,235)	(37,433)
Current (reserves) adjustments for investing activities (2)	(19,144)	(2,141)	(52,167)	(27,783)
Current (reserves) adjustments for financing activities (3)	—	—	(500)	(78,212)
Available cash for distribution (4) (5)	$17,752	$110,987	$188,193	$259,735

Common units outstanding	10,570	10,570	10,570	10,570

(1)Includes reserves for debt service (interest expense) and other future operating needs.
(2)Includes reserves for future capital expenditures, including turnarounds, and other future investing activities, as well as cash impacts from equity method investments.
(3)Includes reserves for debt financing, repurchase of common units and other future financing activities.
(4)Amount represents the cumulative available cash based on quarter-to-date and year-to-date results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the period following declaration.
(5)The Partnership declared and paid cash distributions of $10.50, $10.43, $4.14, and $1.55 per common unit related to the fourth quarter of 2022, and the first, second, and third quarters of 2023, respectively, and declared a cash distribution of $1.68 per common unit related to the fourth quarter of 2023, to be paid in March 2024.